Exhibit 10.3

SECOND AMENDMENT TO

C2 CAPITAL GROUP, INC.

2024 OMNIBUS EQUITY INCENTIVE PLAN

This SECOND AMENDMENT TO C2 CAPITAL GROUP, INC. 2024 OMNIBUS EQUITY INCENTIVE PLAN (this “Amendment”) of the C2 Capital, Group, Inc. 2024 Omnibus Equity Incentive Plan (the “Plan”) is made as of the 8th day of April 2026, by the Board of Directors (the “Board”) of C2 Capital Group, Inc., a Nevada corporation (the “Company”), pursuant to Section 12 of the Plan. All terms used by not defined herein shall have the meaning set forth in the Plan.

RECITALS

WHEREAS, the Board may amend, alter or terminate the Plan pursuant to Section 12 of the Plan, provided that no such action shall materially impair the rights of a Participant under any Award theretofore granted without such Participant’s consent (the “Amendment Conditions”);

WHEREAS, this Amendment satisfies the Amendment Conditions; and

WHEREAS, this Amendment has been submitted to the stockholders of the Company (the “Stockholders”) having not less than the minimum number of votes that would be necessary to authorize or to take the actions set forth herein and such Stockholders have authorized, ratified, approved, and confirmed this Amendment.

AGREEMENT

NOW, THEREFORE, the Board hereby amends the Plan as follows:

1. Shares of Common Stock Reserved for Issuance Under the Plan.

(a) The first sentence of Section 4(a) of the Plan is amended in its entirety to read as follows:

“Subject to Section 5 hereof, the number of shares of Common Stock that are reserved and available for issuance pursuant to Awards granted under the Plan shall be equal to 6,730,740 shares of Common Stock; provided, that, Common Stock issued under the Plan with respect to an Exempt Award shall not count against such share limit.”

(b) The first sentence of Section 4(c) of the Plan is amended in its entirety to read as follows:

“No more than 6,730,740 Common Stock shall be issued pursuant to the exercise of ISOs.”

2. Miscellaneous.

(a)	Amendments. Except as specifically modified herein, the Plan shall remain in full force and effect in accordance with all of the terms and conditions thereof except that the Plan is hereby amended in all other respects, if any, necessary to conform with the intent of the amendments set forth in this Amendment. Upon the effectiveness of this Amendment, each reference in the Plan to “the Plan,” “hereunder,” “herein,” or words of similar import shall mean and be a reference to the Plan as amended by this Amendment.

(b)	Severability. Each provision of this Amendment shall be considered severable and if for any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment that are valid, enforceable and illegal.

(c)	Governing Law. This Amendment shall be governed in accordance with the laws of Nevada.

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